UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 2, 2013

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Suite 2R, Mount Kisco, NY	10549
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 2, 2013, Wright Investors’ Service Holdings, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with CohnReznick LLP (the “Plan Administrator”) to settle an adversary proceeding that had been filed against it (the “Avoidance Action”) in the United States Bankruptcy Court for the District of South Carolina (the “Bankruptcy Court”) by the Plan Administrator on behalf of the estates of TMG Liquidation Co.  The Avoidance Action sought, among other things, to avoid and recover the consideration paid to the Company by The Merit Group, Inc. for the purchase of Five Star Products, Inc. from the Company under a Stock Purchase Agreement, dated November 24, 2009, as a constructive fraudulent transfer under sections 548, 550, and 551 of the Bankruptcy Code.

Under the terms of the Settlement Agreement, the Plan Administrator is required to file with the Bankruptcy Court, no later than August 9, 2013, a motion to approve the Settlement Agreement (the “Settlement Motion”) and a proposed order approving relief to be requested in the Settlement Motion (the “Proposed Order”).  Pursuant to the Settlement Agreement, the Company has agreed to make a settlement payment of $2,375,000 (the “Settlement Payment”) to the Plan Administrator conditioned upon the entry of an order (the “Approval Order”) by the Bankruptcy Court approving the Settlement Motion, that is in a form acceptable to the Company and in substantially the same form as the Proposed Order.  The Settlement Agreement requires the Company to make the Settlement Payment within fifteen days of the Approval Order becoming a final, non-appealable order (a “Final Order”). If the Bankruptcy Court does not enter an order approving the Settlement Agreement by October 1, 2013, then the Settlement Agreement shall automatically be null and void and of no legal effect.

The Settlement Agreement also provides for general mutual releases by each of the parties, including a general release in favor of the Company and its affiliates, and the Company’s and its affiliates’ officers, directors, employees, agents, and professionals.  The mutual releases become effective upon entry of a Final Order and receipt of the Settlement Payment by the Plan Administrator. In addition, pursuant to the terms of the Settlement Agreement, the Plan Administrator must make the requisite filings to dismiss, with prejudice, the Avoidance Action and a second pending adversary complaint against the Company no later than ten (10) days after receipt of the Settlement Payment by the Plan Administrator.  Upon entry of a Final Order by the Bankruptcy Court, the Company will have resolved all claims and causes of action that have been or could have been asserted against it by the Plan Administrator.

The Settlement Agreement is attached hereto as Exhibit 10.1.  The foregoing summary of the Settlement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Title
10.1	Settlement Agreement and Release, between CohnReznick LLP, in its capacity as Plan Administrator, and Wright Investors’ Service Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: August 2, 2013	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer